Exhibit 99.1

The First Bancshares, Inc. Reports a 9.5% Increase in Net Income Available to Common Shareholders and a 72.8% Increase in Operating Net Earnings for the Third Quarter Ended September 30, 2018; Declares Quarterly Dividend of $0.05

HATTIESBURG, Miss.--(BUSINESS WIRE)--October 23, 2018--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) reported today net income available to common shareholders of $5.2 million for the third quarter of 2018, an increase of $0.4 million or 9.5%, compared to $4.7 million for the third quarter of 2017. Operating net earnings increased 72.8% ($3.5 million) for the third quarter comparison, totaling $8.2 million for the third quarter of 2018 as compared to $4.7 million for the third quarter of 2017. Operating net earnings excludes merger-related costs of $3.0 million for the third quarter of 2018, net of tax.

For the third quarter of 2018, fully diluted earnings per share were $0.39, compared to $0.51 for the third quarter of 2017. Excluding the impact of the merger-related costs described above, fully diluted operating earnings per share for the third quarter of 2018 were $0.62 as compared to $0.51 for the third quarter of 2017. Fully diluted earnings per share for 2018 include the issuance of 2,012,500 shares of our common stock during the fourth quarter of 2017, 1,134,010 shares issued in connection with the acquisition of Southwest during the first quarter of 2018 and 726,461 shares issued in connection with the acquisition of Sunshine during the second quarter of 2018.

Highlights for the Quarter:

  On July 23, 2018, the Company announced the signing of an Agreement and Plan of Merger with FMB Banking Corporation (“FMB”), parent company of Farmers & Merchants Bank, headquartered in Monticello, FL. Upon completion, the acquisition will add 6 locations servicing Jefferson and Leon counties in Florida and Thomas County, Georgia and is expected to close during the fourth quarter of 2018 subject to FMB shareholder approval and customary closing conditions.
  During the quarter, systems integration was completed for Sunshine Community Bank, which closed on April 1, 2018.
  Loans increased $38.2 million or 2.2% during the third quarter of 2018.
  During the quarter, the Company received a $0.2 million Bank Enterprise Award from the Community Development Financial Institutions Fund of the U. S. Department of the Treasury as a result of our designation as a Community Development Financial Institution.

M. Ray “Hoppy” Cole, President & Chief Executive Officer, commented, “We are pleased with our strong performance during the third quarter characterized by continued increases in operating net earnings, on an annual and linked quarter basis. Our improvement in operating net earnings is being driven by our recent acquisitions as well as solid organic growth. During the quarter, we were excited to announce the pending merger with FMB Banking Corporation headquartered in Monticello, FL. FMB is a well-run community bank and we believe our partnership will enhance the financial position of the overall company as well as provide additional management resources to increase our presence throughout Florida and Georgia.”

Balance Sheet

Consolidated assets increased $30.1 million to $2.512 billion at September 30, 2018 from $2.482 billion at June 30, 2018.

Total loans were $1.748 billion at September 30, 2018, as compared to $1.710 billion at June 30, 2018, and $1.198 billion at September 30, 2017, representing increases of $38.2 million or 2.2%, and $550.3 million or 45.9%, respectively. The acquisitions of First Community Bank and Sunshine Community Bank accounted for $437.1 million, net of fair value marks, of the total increase in loans as compared to the third quarter of 2017.

Total deposits were $2.046 billion at September 30, 2018, as compared to $2.097 billion at June 30, 2018, and $1.508 billion at September 30, 2017, representing a decrease of $50.8 million or 2.4%, and representing an increase of $538.5 million or 35.7%, respectively. The acquisitions of First Community Bank and Sunshine Community Bank accounted for $463.9 million of the total increase in deposits as compared to the third quarter of 2017. The decrease in deposits during the sequential quarter was largely due to a decrease in NOW accounts of $25.8 million, which is attributable to the seasonality of the public fund deposits.

Asset Quality

Nonperforming assets totaled $23.4 million at September 30, 2018, an increase of $5.6 million compared to $17.9 million at June 30, 2018 and an increase of $8.9 million compared to September 30, 2017. The majority of the increase in both quarterly comparisons was related to acquired loans. The ratio of the allowance for loan and leases losses (ALLL) to total loans was 0.56% at September 30, 2018 and June 30, 2018. The ratio of annualized net charge-offs (recoveries) to total loans was 0.03% for the quarter ended September 30, 2018 compared to 0.003% for the quarter ended June 30, 2018.

Third Quarter 2018 vs. Third Quarter 2017 Earnings Comparison

Net income available to common shareholders for the third quarter of 2018 totaled $5.2 million compared to $4.7 million for the third quarter of 2017, an increase of $0.4 million or 9.5%.

Operating net earnings for the third quarter of 2018 totaled $8.2 million compared to $4.7 million for the third quarter of 2017, an increase of $3.5 million or 72.8%. The calculation of operating net earnings excludes the merger-related costs discussed above.

Net interest income for the third quarter of 2018 was $21.7 million, an increase of $6.7 million when compared to the third quarter of 2017. The increase was due to interest income earned on a higher volume of loans as well as increased interest rates.

Non-interest income increased $1.4 million for the third quarter of 2018 as compared to the third quarter of 2017 due to increased service charges and interchange fee income of $0.9 million on an increased deposit base due to the acquisitions. The Company also received a Bank Enterprise Award of $0.2 million from the U.S. Department of the Treasury during the third quarter of 2018 as a result of our designation as a Community Development Financial Institution.

Third quarter 2018 non-interest expense was $19.8 million, an increase of $7.9 million, or 66.4% as compared to the third quarter of 2017. Excluding acquisition charges of $4.1 million for third quarter of 2018, non-interest expense increased $3.8 million in the third quarter of 2018 as compared to third quarter of 2017, of which $2.7 million is attributable to First Community Bank and Sunshine Community Bank.

Net interest income was $21.7 million for the third quarter of 2018 as compared to $14.9 million for the third quarter of 2017. Fully tax equivalent (“FTE”) net interest income totaled $21.9 million and $15.2 million for the third quarter of 2018 and 2017, respectively. FTE net interest income increased $6.7 million in the prior year quarterly comparison due to increased loan volume as well as increased interest rates. Purchase accounting adjustments accounted for $0.4 million of the difference in net interest income for the third quarter comparisons. Third quarter 2018 FTE net interest margin of 3.97% includes 11 basis points related to purchase accounting adjustments compared to 3.81% for the same quarter in 2017, which included 3 basis points related to purchase accounting adjustments.

Investment securities totaled $444.0 million, or 17.7% of total assets at September 30, 2018, versus $368.6 million, or 20.6% of total assets at September 30, 2017. The average balance of investment securities increased $73.7 million in prior year quarterly comparison, primarily as a result of the acquisitions. The average tax equivalent yield on investment securities increased 37 basis points to 3.02% from 2.65% in prior year quarterly comparison. The investment portfolio had a net unrealized loss of $8.4 million at September 30, 2018 as compared to a net unrealized gain of $2.7 million at September 30, 2017.

The FTE average yield on all earning assets increased 43 basis points in prior year quarterly comparison, from 4.25% for the third quarter of 2017 to 4.68% for the third quarter of 2018. Average interest expense increased 37 basis points from 0.55% for the third quarter of 2017 to 0.92% for the third quarter of 2018 due primarily to increased deposit accounts as well as the issuance of subordinated debt in the second quarter of 2018 and rising interest rates. Cost of all deposits averaged 53 basis points for the third quarter of 2018 compared to 36 basis points for the third quarter of 2017. Public funds increased $95.7 million when comparing September 30, 2018 to September 30, 2017.

Third Quarter 2018 vs Second Quarter 2018 Earnings Comparison

Net income available to common shareholders for the third quarter of 2018 remained consistent at $5.2 million compared to the second quarter of 2018.

Operating net earnings for the third quarter of 2018 compared to the second quarter of 2018 increased $0.1 million or 0.7% from $8.1 million for the second quarter of 2018 to $8.2 million for the third quarter of 2018. Operating net earnings exclude the merger-related costs discussed above.

Net interest income for the third quarter of 2018 was $21.7 million as compared to $21.6 million for the second quarter of 2018, an increase of $0.1 million. FTE net interest income increased $0.1 million to $21.9 million from $21.8 million in sequential-quarter comparison. The increase was due to increased loan volume as well as increased interest rates on both sides of the balance sheet. Interest income from purchase accounting adjustments were stable in sequential quarter comparison. Third quarter 2018 FTE net interest margin of 3.97% includes 11 basis points related to purchase accounting adjustments compared to 3.92% for the second quarter in 2018, which included 10 basis points related to purchase accounting adjustments.

Investment securities totaled $444.0 million, or 17.7% of total assets at September 30, 2018, versus $453.3 million, or 18.3% of total assets at June 30, 2018. The average balance of investment securities increased $1.1 million in sequential-quarter comparison. The average tax equivalent yield on investment securities decreased six basis points to 3.02% from 3.08% in sequential-quarter comparison. The investment portfolio had a net unrealized loss of $8.4 million at September 30, 2018 as compared to a net unrealized loss of $6.0 million at June 30, 2018.

The FTE average yield on all earning assets increased in sequential-quarter comparison from 4.54% to 4.68%. Average interest expense increased 13 basis points from 0.79% for the second quarter of 2018 to 0.92% for the third quarter of 2018 due primarily to increased deposit rates as well as the issuance of subordinated debt during the second quarter. Cost of all deposits averaged 53 basis points for the third quarter of 2018 compared to 49 basis points for the second quarter of 2018. Public funds decreased $30.0 million when comparing September 30, 2018 to June 30, 2018.

Non-interest income decreased $0.6 million in sequential-quarter comparison resulting from decreased interchange fee income of $0.3 million. Non-interest income for the second quarter of 2018 included the Financial Assistance Award received from the U. S. Department of the Treasury for $0.9 million, and for the third quarter included the Bank Enterprise Award received from the U. S. Department of the Treasury for $0.2 million, which resulted in a net decrease in non-interest income of $0.7 million for the quarterly comparison.

Non-interest expense for the third quarter of 2018 was $19.8 million compared to $19.7 million for the second quarter of 2018. Excluding acquisition charges, non-interest expense decreased $0.1 million in sequential-quarter comparison, which reflects increases and decreases spread throughout all categories.

Year to Date Earnings Comparison

In year-over-year comparison, net income available to common shareholders increased $6.2 million, or 75.1%, from $8.2 million at September 30, 2017 to $14.4 million at September 30, 2018. Operating net earnings increased $9.6 million or 78.7% from $12.1 million at September 30, 2017 to $21.7 million at September 30, 2018. Operating net earnings excludes merger-related costs of $7.3 million, net of tax, for the year to date period ending September 30, 2018 and $3.9 million, net of tax, for the year to date period ending September 30, 2017.

Net interest income increased $15.7 million, or 35.7% in year-over-year comparison, primarily due to interest income earned on a higher volume of loans as well as increased rates.

Non-interest income was $14.2 million at September 30, 2018, an increase of $3.4 million, or 31.1% in year-over-year comparison consisting of increases in service charges on deposit accounts, interchange fee income, other charges and fees as well as the receipt of the Financial Assistance Award received and the Bank Enterprise Award discussed above.

Non-interest expense was $54.1 million at September 30, 2018, an increase of $11.0 million, or 25.6% in year-over-year comparison primarily resulting from increases in salaries and benefits of $4.0 million related to the acquisitions of First Community Bank and Sunshine Bank and increased acquisition charges of $3.3 million. Increases in occupancy, FDIC premiums, amortization of core deposit intangibles and other non-interest expense for the year-to-date period of 2018 were also attributable to the acquisitions.

Declaration of Cash Dividend

The Company announced that its Board of Directors declared a cash dividend in the amount of $0.05 per share, to be paid on its common stock on November 23, 2018 to shareholders of record as of the close of business on November 7, 2018.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama and Florida. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes operating net earnings, operating earnings per share, fully tax equivalent net interest income, total tangible common equity, tangible book value per common share and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements

This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; interest rate risk; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; and risks related to the proposed acquisition of FMB and the acquisitions of Southwest Banc Shares, Inc. (“Southwest”) and Sunshine Financial, Inc., (“Sunshine”), including the risk that the proposed acquisition of FMB does not close when expected or at all because of required shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, the terms of the proposed transactions with FMB may need to be modified to satisfy such approvals or conditions, and that anticipated benefits from the transactions with FMB, Sunshine and Southwest are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission, which are available on the SEC’s website, http://www.sec.gov. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)
	Quarter	Quarter	Quarter	Quarter	Quarter
EARNINGS DATA	Ended	Ended	Ended	Ended	Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17
Total Interest Income	$25,628	$25,037	$18,758	$17,143	$16,708
Total Interest Expense	3,959	3,468	2,378	1,922	1,773
Net Interest Income	21,669	21,569	16,380	15,221	14,935
FTE net interest income*	21,925	21,826	16,609	15,523	15,232
Provision for loan losses	412	857	277	122	90
Non-interest income	5,074	5,632	3,459	3,556	3,658
Non-interest expense	19,786	19,680	14,597	12,390	11,888
Earnings before income taxes	6,545	6,664	4,965	6,265	6,615
Income tax expense	1,383	1,419	1,008	3,851	1,901
Net income available to common shareholders	$5,162	$5,245	$3,957	$2,414	$4,714

PER COMMON SHARE DATA
Basic earnings per share	$0.39	$0.40	$0.34	$0.23	$0.52
Diluted earnings per share	0.39	0.40	0.34	0.23	0.51
Diluted earnings per share, operating*	0.62	0.62	0.46	0.45	0.51
Quarterly dividends per share	.05	.05	.05	.0375	.0375
Book value per common share at end of period	22.09	21.88	20.95	19.92	18.24
Tangible common book value at period end*	17.10	16.82	16.39	17.71	15.48
Market price at end of period	39.05	36.80	32.25	34.20	30.15
Shares outstanding at period end	13,074,516	13,065,953	12,339,492	11,165,907	9,153,407
Weighted average shares outstanding:
Basic	13,072,455	13,065,953	11,556,968	10,521,236	9,152,674
Diluted	13,192,207	13,167,969	11,652,959	10,598,036	9,224,481

AVERAGE BALANCE SHEET DATA
Total assets	$2,470,607	$2,443,176	$1,986,150	$1,810,252	$1,772,402
Loans and leases	1,720,884	1,696,737	1,325,272	1,215,962	1,185,493
Total deposits	2,069,910	2,115,661	1,683,999	1,475,628	1,512,616
Total common equity	284,839	274,535	230,255	205,580	164,455
Total tangible common equity*	219,077	217,092	196,326	180,322	139,013

SELECTED RATIOS
Annualized return on avg assets	0.84%	0.86%	0.80%	0.53%	1.06%
Annualized return on avg assets, operating*	1.33%	1.33%	1.08%	1.05%	1.07%
Annualized return on avg common equity, operating*	11.51%	11.85%	9.31%	9.21%	11.54%
Annualized return on avg tangible common equity, oper*	14.96%	14.99%	10.92%	10.49%	13.65%
Average loans to average deposits	83.14%	80.20%	78.70%	82.40%	78.37%
FTE Net Interest Margin*	3.97%	3.92%	3.67%	3.79%	3.81%
Efficiency Ratio	73.28%	71.67%	72.74%	64.94%	62.93%
Efficiency Ratio, operating*	58.25%	57.70%	63.98%	62.93%	62.68%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	0.56%	0.56%	0.57%	0.68%	0.68%
Nonperforming assets to tangible equity + ALLL	10.05%	7.88%	6.99%	6.56%	9.71%
Nonperforming assets to total loans + ORE	1.33%	1.04%	0.97%	1.10%	1.21%
Annualized QTD net charge-offs (recoveries) to total loans	0.03%	0.003%	(0.02%)	0.003%	(0.005%)

*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)
	Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
BALANCE SHEET	2018	2018	2018	2017	2017
Assets
Cash and cash equivalents	$122,371	$120,425	$162,521	$91,922	$93,317
Securities available-for-sale	424,940	437,011	425,529	356,893	353,035
Securities held-to-maturity	6,000	6,000	6,000	6,000	6,000
Other investments	13,104	10,320	10,399	9,969	9,556
Total investment securities	444,044	453,331	441,928	372,862	368,591
Loans held for sale	4,269	5,914	2,538	4,790	4,588
Total loans	1,748,483	1,710,271	1,516,579	1,225,306	1,198,193
Allowance for loan losses	(9,765)	(9,512)	(8,659)	(8,288)	(8,175)
Loans, net	1,738,718	1,700,759	1,507,920	1,217,018	1,190,018
Premises and equipment	62,342	62,289	57,430	46,426	46,203
Other Real Estate	8,453	7,890	7,357	7,158	7,855
Goodwill and other intangibles	65,238	66,105	56,343	24,670	25,325
Other assets	66,355	64,976	63,376	48,392	52,079
Total assets	$2,511,790	$2,481,689	$2,299,413	$1,813,238	$1,787,976

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$430,430	$459,402	$414,142	$301,989	$308,050
Interest-bearing deposits	1,616,016	1,637,833	1,577,502	1,168,576	1,199,941
Total deposits	2,046,446	2,097,235	1,991,644	1,470,565	1,507,991
Borrowings	85,508	10,516	29,034	104,072	94,321
Subordinated debentures	75,117	75,192	10,310	10,310	10,310
Other liabilities	15,921	12,920	9,886	5,823	8,374
Total liabilities	2,222,992	2,195,863	2,040,874	1,590,770	1,620,996
Total shareholders’ equity	288,798	285,826	258,539	222,468	166,980
Total liabilities and shareholders’ equity	$2,511,790	$2,481,689	$2,299,413	$1,813,238	$1,787,976

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17
Interest Income:
Loans, including fees	$21,824	$21,155	$15,926	$14,687	$14,357
Investment securities	3,126	3,181	2,661	2,346	2,180
Accretion of purchase accounting adjustments	583	559	59	57	55
Other interest income	95	142	112	53	116
Total interest income	25,628	25,037	18,758	17,143	16,708
Interest Expense:
Deposits	2,740	2,498	1,840	1,455	1,436
Borrowings	52	147	460	392	357
Subordinated debentures	1,125	774	78	105	41
Accretion of purchase accounting adjustments	42	49	-	(30)	(61)
Total interest expense	3,959	3,468	2,378	1,922	1,773
Net interest income	21,669	21,569	16,380	15,221	14,935
Provision for loan losses	412	857	277	122	90
Net interest income after provision for loan losses	21,257	20,712	16,103	15,099	14,845

Non-interest Income:
Service charges on deposit accounts	1,538	1,341	1,027	908	902
Mortgage Income	1,066	1,213	800	1,102	1,276
Interchange Fee Income	1,180	1,500	1,040	961	935
Gain (loss) on securities, net	-	(5)	-	3	(10)
Gain on sale of premises and equipment	-	-	-	-	-
Financial Assistance Award/Bank Enterprise Award	233	917	-	-	-
Other charges and fees	1,057	666	592	582	555
Total non-interest income	5,074	5,632	3,459	3,556	3,658

Non-interest expense:
Salaries and employee benefits	9,266	9,502	7,789	7,478	7,327
Occupancy expense	2,163	2,034	1,647	1,427	1,390
FDIC premiums	278	368	367	365	355
Marketing	60	70	80	118	50
Amortization of core deposit intangibles	349	356	201	173	160
Other professional services	847	438	189	194	367
Acquisition charges	4,059	3,838	1,758	384	-
Other non-interest expense	2,764	3,074	2,566	2,251	2,239
Total Non-interest expense	19,786	19,680	14,597	12,390	11,888
Earnings before income taxes	6,545	6,664	4,965	6,265	6,615
Income tax expense	1,383	1,419	1,008	3,851	1,901
Net income available to common shareholders	$5,162	$5,245	$3,957	$2,414	$4,714

Diluted earnings per common share	$0.39	$0.40	$0.34	$0.23	$0.51
Diluted earnings per common share, operating*	$0.62	$0.62	$0.46	$0.45	$0.51
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2018	2017
Interest Income:
Loans, including fees	$58,905	$41,915
Investment securities	8,968	6,506
Accretion of purchase accounting adjustments	1,201	167
Other interest income	348	337
Total interest income	69,422	48,926
Interest Expense:
Deposits	7,076	3,998
Borrowings	659	980
Subordinated debentures	1,977	171
Amortization (Accretion) of purchase accounting adjustments	91	(162)
Total interest expense	9,803	4,987
Net interest income	59,619	43,939
Provision for loan losses	1,546	384
Net interest income after provision for loan losses	58,073	43,555

Non-interest Income:
Service charges on deposit accounts	3,906	2,692
Mortgage Income	3,079	3,400
Interchange Fee Income	3,720	2,797
Gain (loss) on securities, net	(5)	(19)
Gain on sale of premises and equipment	-	-
Financial Assistance Award/Bank Enterprise Award	1,150	-
Other charges and fees	2,314	1,937
Total non-interest income	14,164	10,807

Non-interest expense:
Salaries and employee benefits	26,557	22,574
Occupancy expense	5,844	4,108
FDIC premiums	1,013	887
Marketing	210	218
Amortization of core deposit intangibles	906	491
Other professional services	1,474	1,201
Acquisition charges	9,655	6,327
Other non-interest expense	8,405	7,250
Total Non-interest expense	54,064	43,056
Earnings before income taxes	18,173	11,306
Income tax expense	3,809	3,104
Net income available to common shareholders	$14,364	$8,202

Diluted earnings per common share	$1.13	$0.89
Diluted earnings per common share, operating*	$1.71	$1.32
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)
	Sept 30,	Percent	June 30,	Mar 31,	Dec 31,	Sept 30,	Percent
COMPOSITION OF LOANS	2018	of Total	2018	2018	2017	2017	of Total
Commercial, financial and agricultural	$246,401	14.1%	$228,643	$213,118	$165,780	$164,577	13.7%
Real estate – construction	251,240	14.3%	229,164	213,712	183,328	171,609	14.3%
Real estate – commercial	654,040	37.3%	658,096	561,153	467,484	456,110	37.9%
Real estate – residential	529,515	30.2%	546,120	475,868	385,099	377,308	31.4%
Lease Financing Receivable	2,659	0.2%	2,476	2,433	2,450	2,008	0.2%
Obligations of States & subdivisions	16,374	0.9%	10,627	15,861	3,109	5,892	0.5%
Consumer	48,254	2.8%	35,145	34,434	18,056	20,689	1.7%
Loans held for sale	4,269	0.2%	5,914	2,538	4,790	4,588	0.3%
Total loans	$1,752,752	100%	$1,716,185	$1,519,117	$1,230,096	$1,202,781	100%

	Sept 30,	Percent	June 30,	Mar 31,	Dec 31,	Sept 30,	Percent
COMPOSITION OF DEPOSITS	2018	of Total	2018	2018	2017	2017	of Total
Noninterest bearing	$430,430	21.0%	$459,402	$414,142	$301,989	$308,050	20.4%
NOW and other	705,851	34.5%	731,617	761,318	601,694	639,802	42.4%
Money Market/Savings	503,772	24.6%	519,516	434,569	283,579	292,592	19.4%
Time Deposits of less than $250,000	321,619	15.7%	308,086	295,317	220,951	209,714	13.9%
Time Deposits of $250,000 or more	84,774	4.2%	78,614	86,298	62,352	57,833	3.9%
Total Deposits	$2,046,446	100%	$2,097,235	$1,991,644	$1,470,565	$1,507,991	100%

	Sept 30,		June 30,	Mar 31,	Dec 31,	Sept 30,
ASSET QUALITY DATA	2018		2018	2018	2017	2017
Nonaccrual loans	$13,572		$8,440	$5,746	$5,674	$4,852
Loans past due 90 days and over	805		940	1,096	285	1,436
Total nonperforming loans	14,377		9,380	6,842	5,959	6,288
Other real estate	8,453		7,890	7,357	7,158	7,855
Nonaccrual securities	616		616	616	408	408
Total nonperforming assets	$23,446		$17,886	$14,815	$13,525	$14,551

Nonperforming assets to total assets	0.93%		0.72%	0.64%	0.75%	0.81%
Nonperforming assets to total loans + ORE	1.33%		1.04%	0.97%	1.10%	1.21%
ALLL to nonperforming loans	67.92%		101.41%	128.13%	139.08%	130.01%
ALLL to total loans	0.56%		0.56%	0.57%	0.68%	0.68%

Quarter-to-date net charge-offs (recs)	$151		$12	$(94)	$9	$(15)
Annualized QTD net chg/offs (recs) to loans	0.03%		0.003%	(0.02%)	0.003%	(0.005%)

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	September 30, 2018			June 30, 2018			March 31, 2018			December 31, 2017			September 30, 2017
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$331,601	$2,369	2.86%	$328,898	$2,423	2.95%	$274,595	$1,986	2.89%	$271,459	$1,760	2.59%	$280,441	$1,601	2.28%
Tax-exempt securities	116,235	1,013	3.49%	117,875	1,015	3.44%	106,161	904	3.41%	93,645	888	3.79%	93,716	876	3.74%
Total investment securities	447,836	3,382	3.02%	446,773	3,438	3.08%	380,756	2,890	3.04%	365,104	2,648	2.90%	374,157	2,477	2.65%
Fed funds sold	355	5	5.63%	17,242	61	1.42%	11,368	35	1.23%	54,640	46	0.34%	36,591	113	1.24%
Int bearing deposits in other banks	41,819	90	0.86%	68,079	81	0.48%	94,321	77	0.33%	4,544	6	0.53%	3,463	3	0.35%
Loans	1,720,884	22,407	5.21%	1,696,737	21,714	5.12%	1,325,272	15,985	4.82%	1,215,962	14,745	4.85%	1,185,493	14,412	4.86%
Total Interest earning assets	2,210,894	25,884	4.68%	2,228,831	25,294	4.54%	1,811,717	18,987	4.19%	1,640,250	17,445	4.25%	1,599,704	17,005	4.25%
Other assets	259,713			214,345			174,433			170,002			172,698
Total assets	$2,470,607			$2,443,176			$1,986,150			$1,810,252			$1,772,402

Interest-bearing liabilities:
Deposits	$1,629,195	$2,782	0.68%	$1,676,110	$2,547	0.61%	$1,330,925	$1,840	0.55%	$1,173,386	$1,425	0.49%	$1,204,614	$1,375	0.46%
Repo	-	-	0.00%	-	-	0.00%	-	-	0.00%	-	-	0.00%	4,891	38	3.11%
Fed funds purchased	1,893	27	5.71%	1,382	9	2.60%	202	1	1.98%	2,543	11	1.73%	3,816	19	1.99%
FHLB & FTN	22,469	25	0.45%	22,959	138	2.40%	71,944	459	2.55%	103,421	381	1.47%	68,041	300	1.76%
Subordinated debentures	75,124	1,125	5.99%	54,036	774	5.73%	10,310	78	3.03%	10,310	105	4.07%	10,310	41	1.59%
Total interest bearing liabilities	1,728,681	3,959	0.92%	1,754,487	3,468	0.79%	1,413,381	2,378	0.67%	1,289,660	1,922	0.60%	1,291,672	1,773	0.55%
Other liabilities	457,087			414,154			342,514			315,012			316,275
Shareholders' equity	284,839			274,535			230,255			205,580			164,455
Total liabilities and shareholders' equity	$2,470,607			$2,443,176			$1,989,150			$1,810,252			$1,772,402

Net interest income (FTE)*		$21,925	3.77%		$21,826	3.75%		$16,609	3.52%		$15,523	3.66%		$15,232	3.70%

Net interest margin (FTE)*			3.97%			3.92%			3.67%			3.79%			3.81%

Core net interest margin*			3.86%			3.82%			3.65%			3.76%			3.78%

FIRST BANCSHARES, INC and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)
		Three Months Ended
		Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
Per Common Share Data		2018	2018	2018	2017	2017
Book value per common share		$22.09	$21.88	$20.95	$19.92	$18.24
Effect of intangible assets per share		4.99	5.06	4.56	2.21	2.76
Tangible book value per common share		$17.10	$16.82	$16.39	$17.71	$15.48

Diluted earnings per share		$0.39	$0.40	$0.34	$0.23	$0.51
Effect of acquisition charges		0.31	0.29	0.15	0.04	-
Taxes on acquisition charges		(0.08)	(0.07)	(0.03)	(0.01)	-
Charge related to reduction in deferred tax asset		-	-	-	0.19	-
Diluted earnings per share, operating		$0.62	$0.62	$0.46	$0.45	$0.51

			Year to Date
			2018		2017
Diluted earnings per share			$1.13		$0.89
Effect of acquisition charges			0.76		0.68
Tax			(0.18)		(0.25)
Diluted earnings per share, operating			$1.71		$1.32

			Year to Date
			2018		2017
Net income available to common shareholders			$14,364		$8,202
Effect of acquisition charges			9,655		6,327
Tax			(2,330)		(2,390)
Net earnings available to common shareholders, operating			$21,689		$12,139

		Three Months Ended
		Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
Average Balance Sheet Data		2018	2018	2018	2017	2017
Total average assets	A	$2,470,607	$2,443,176	$1,986,150	$1,810,252	$1,772,402
Total average earning assets	B	$2,210,894	$2,228,831	$1,811,717	$1,640,250	$1,599,704

Common Equity	C	$284,839	$274,535	$230,255	$205,580	$164,455
Less intangible assets		65,762	57,443	33,929	25,258	25,442
Tangible common equity	D	$219,077	$217,092	$196,326	$180,322	$139,013

		Three Months Ended
		Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
Net Interest Income Fully Tax Equivalent		2018	2018	2018	2017	2017
Net interest income	E	$21,669	$21,569	$16,380	$15,221	$14,935
Tax-exempt investment income		(757)	(758)	(675)	(586)	(579)
Taxable investment income		1,013	1,015	904	888	876
Net Interest Income Fully Tax Equivalent	F	$21,925	$21,826	$16,609	$15,523	$15,232

Annualized Net Interest Margin	E/B	3.92%	3.87%	3.62%	3.71%	3.73%
Annualized Net Interest Margin, Fully Tax Equivalent	F/B	3.97%	3.92%	3.67%	3.79%	3.81%

		Three Months Ended
		Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
Core Net Interest Margin		2018	2018	2018	2017	2017
Net interest income (FTE)		$21,925	$21,826	$16,609	$15,523	$15,232
Less purchase accounting adjustments		541	510	59	87	116
Net interest income, net of purchase accounting adj	G	$21,384	$21,316	$16,550	$15,436	$15,116

Total average earning assets		$2,210,894	$2,228,831	$1,811,717	$1,640,250	$1,599,704
Add average balance of loan valuation discount		6,836	6,046	1,578	1,558	1,640
Avg earning assets, excluding loan valuation discount	H	$2,217,730	$2,234,877	$1,813,295	$1,641,808	$1,601,344

Core net interest margin	G/H	3.86%	3.82%	3.65%	3.76%	3.78%

		Three Months Ended
		Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
Efficiency Ratio		2018	2018	2018	2017	2017
Operating Expense
Total non-interest expense		$19,786	$19,680	$14,598	$12,390	$11,888
Pre-tax non-operating expenses		(4,059)	(3,838)	(1,758)	(384)	(47)
Adjusted Operating Expense	I	$15,727	$15,842	$12,840	$12,006	$11,841

Operating Revenue
Net interest income, FTE		$21,925	$21,826	$16,609	$15,523	$15,232
Total non-interest income		5,074	5,632	3,459	3,556	3,658
Pre-tax non-operating items		-	-	-	-	-
Adjusted Operating Revenue	J	$26,999	$27,458	$20,068	$19,079	$18,890

Efficiency Ratio, operating	I/J	58.25%	57.70%	63.98%	62.93%	62.68%

		Three Months Ended
		Sept 30,	June 30,	Mar 31,	Dec 31,	Sept 30,
Return Ratios		2018	2018	2018	2017	2017
Net income available to common shareholders	K	$5,162	$5,245	$3,957	$2,414	$4,714
Acquisition charges		4,059	3,838	1,758	384	47
Tax on acquisition charges		(1,027)	(948)	(355)	(148)	(18)
Charge related to reduction in deferred tax asset		-	-	-	2,081	-
Net earnings available to common shareholders, oper	L	$8,194	$8,135	$5,360	$4,731	$4,743

Annualized return on avg assets	K/A	0.84%	0.86%	0.80%	0.53%	1.06%
Annualized return on avg assets, oper	L/A	1.33%	1.33%	1.08%	1.05%	1.07%
Annualized return on avg common equity, oper	L/C	11.51%	11.85%	9.31%	9.21%	11.54%
Annualized return on avg tangible common equity, oper	L/D	14.96%	14.99%	10.92%	10.49%	13.65%

Mortgage Department
Net Interest Income after provision for loan losses		$154	$214	$189	$272	$249
Loan fee income		1,066	1,213	800	1,102	1,276
Salaries and employee benefits		855	903	849	806	882
Other non-interest expense		136	127	97	101	102
Earnings before income taxes		$229	$397	$43	$467	$541

CONTACT:
The First Bancshares, Inc.
M. Ray “Hoppy” Cole, 601-268-8998
Chief Executive Officer
or
Dee Dee Lowery, 601-268-8998
Chief Financial Officer